Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · Fax: 949.250.2525 www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Sarah Huoh, 949-250-6864
Investor Contact:  David K. Erickson, 949-250-6826

EDWARDS LIFESCIENCES REPORTS SECOND QUARTER RESULTS
IRVINE, Calif., July 26, 2016 — Edwards Lifesciences Corporation (NYSE: EW), the global leader in patient-focused innovations for structural heart disease and critical care monitoring, today reported financial results for the quarter ended June 30, 2016.
Second Quarter Highlights:
•Sales grew 23.1% to $759.3 million; underlying1 sales were up 21%
•Global Transcatheter Heart Valve Therapy (THVT) sales grew 48.7%; underlying grew 45%
•U.S. THVT sales were up 71.5%; underlying grew 66%
•GAAP EPS was $0.58, an increase of 13.7%; adjusted2 EPS grew 33% to $0.76
•2016 THVT global sales guidance raised $100 million; underlying growth to exceed 30%*
•2016 total sales guidance at the high end of $2.7 - $3.0 billion*
•2016 adjusted EPS guidance increased to $2.78 - $2.88*
“We are very pleased to report strong second quarter performance, which reflected significant growth in the number of patients and physicians choosing transcatheter heart valve therapy,” said Michael A. Mussallem, chairman and CEO. “Our results this quarter were better than expected, driving strong top and bottom line growth.”
Second Quarter 2016 Results
Sales for the quarter ended June 30, 2016 were $759.3 million, up 23.1 percent.  U.S. and international segment sales for the second quarter were $401.5 million and $357.8 million, respectively. On an underlying basis, sales grew 21.1 percent over the second quarter last year. Net income for the quarter ended June 30, 2016 was $126.6 million, or $0.58 per diluted share.

[*]
Guidance for sales and sales growth rates is provided on an "underlying basis," and projections for diluted earnings per share, net income and growth, gross profit margin, taxes, and free cash flow are also provided on a non-GAAP basis as adjusted for the items identified on the Non-GAAP Financial Information page due to the inherent difficulty in forecasting such items. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

For the second quarter, the company reported Transcatheter Heart Valve Therapy sales of $418.6 million, a 48.7 percent growth rate over the second quarter last year, or 45.1 percent on an underlying basis. Growth was led by continued strong therapy adoption across all geographies, with notable strength in the U.S.
In the U.S., THVT sales for the quarter were $246.4 million, a 71.5 percent growth rate over the second quarter last year, or 65.7 percent on an underlying basis. “Overall procedure growth exceeded our expectations, and strong sales were widespread in both large and small hospitals,” said Mussallem. “Positive clinical results continue to drive adoption, and clinician feedback on the intermediate risk trial data presented at the ACC conference has been consistently positive.”
Surgical Heart Valve Therapy product group sales for the quarter were $198.7 million. Reported sales decreased 2.6 percent compared to the second quarter last year, or down 3.3 percent on an underlying basis. Globally, sales were impacted in surgical mitral valves due to a temporary suspension of production, which was partially offset by solid growth in surgical aortic valves.
Critical Care product group sales were $142.0 million for the quarter, representing an increase of 8.0 percent versus last year, or 6.7 percent on an underlying basis. Overall growth for the quarter was strong in the company's core products and its Enhanced Surgical Recovery program.
For the quarter, the company’s gross profit margin was 73.3 percent, compared to 74.3 percent in the same period last year. This decrease, which we expected, was driven primarily by the impact of foreign exchange, partially offset by a more profitable product mix reflecting strong growth in THVT and the prior year sales return reserve.
Selling, general and administrative expenses increased to $228.8 million for the quarter, or 30.1 percent of sales. This increase was driven primarily by sales and personnel related expenses.
Research and development investments for the quarter increased to $112.9 million compared to $97.5 million in the prior year period.  This increase was primarily the result of continued investments in our transcatheter mitral and aortic valve programs.
Cash flow from operating activities for the quarter was $190.3 million. After capital spending of $37.1 million, free cash flow was $153.2 million.
Cash, cash equivalents and short-term investments totaled $1.1 billion at June 30, 2016.  Total debt was $0.6 billion.

Six-Month Results
For the six months ended June 30, 2016, the company recorded net income of $269.6 million, or $1.24 per diluted share, compared to $236.1 million, or $1.07 per diluted share, for the same period in 2015. Net income increased for the six months by 14.2 percent, or 26.9 percent, on an adjusted basis. And, diluted earnings per share increased 15.9 percent over last year, or increased 28.1 percent, on an adjusted basis.
Net sales for the first six months of 2016 grew 20.7 percent to $1.5 billion. On an underlying basis, sales grew 20.4 percent.
U.S. and international segment sales for the first six months of 2016 were $777.1 million and $679.5 million, respectively.
During the first six months of 2016, the company repurchased 4.6 million shares of common stock for $415.7 million.
Outlook
For the full year 2016, the company now expects sales to be at the high end of its previous $2.7 to $3.0 billion range based on its strong first half results, an anticipated third quarter approval of intermediate risk in the U.S., and the momentum of therapy adoption globally. With this increase in sales guidance, the company now expects adjusted earnings per share to be between $2.78 and $2.88.
For the third quarter of 2016, at current foreign exchange rates, the company projects sales to be between $720 and $760 million, and adjusted earnings per share to be between $0.62 and $0.68.
“We are very pleased with our strong performance achieved through the first half of this year,” said Mussallem. “As patients and clinicians increasingly prefer TAVR, and based on the substantial body of compelling evidence, we remain as optimistic as ever about the long-term growth opportunity represented by transcatheter therapies. Overall, we remain committed to aggressively investing in structural heart disease and critical care technologies. We are confident this will result in more patients being treated with our innovative therapies and continued strong organic growth.”
 About Edwards Lifesciences
Edwards Lifesciences, based in Irvine, Calif., is the global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring. Driven by a passion to help patients, the company collaborates with the world’s leading clinicians and researchers to address unmet healthcare needs, working to improve patient outcomes and enhance lives. For more information, visit www.Edwards.com and follow us on Twitter @EdwardsLifesci.
Conference Call and Webcast Information
Edwards Lifesciences will be hosting a conference call today at 2:00 p.m. PT to discuss its second quarter results.  To participate in the conference call, dial (877) 407-8037 or (201) 689-8037.  For 72 hours following the call, an audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415 and using conference number 13639912.  The call will also be available via live or archived webcast on the “Investor Relations” section of the Edwards web site at ir.edwards.com or www.edwards.com. A live stream and archived replay can also be accessed via mobile devices by downloading Edwards’ IR App for iPhone and iPad or Android.
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Mussallem, financial guidance, and information in the Outlook section, including the company’s expectations for therapy adoption. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Our forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with new product launches, competitive dynamics and rate of therapy adoption, particularly for THVT; the timing and scope of regulatory approvals and reimbursement levels for our products; the company’s success in developing new products and avoiding manufacturing and quality issues; the impact of currency exchange rates and related hedge contracts; the timing or results of pending or future clinical trials; actions by the U.S. Food and Drug Administration and other regulatory agencies; unexpected litigation results or expenses; and other risks detailed in the company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2015. These filings, along with important safety information about our products, may be found at edwards.com.
Edwards, Edwards Lifesciences, the stylized E logo, EDWARDS INTUITY Elite, and Enhanced Surgical Recovery Program are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

[1]
“Underlying” amounts are non-GAAP items and in this press release excludes foreign exchange fluctuations, and sales return reserves associated with THVT product upgrades. See the Non-GAAP Financial Information page and reconciliation tables below.

[2]
Adjusted income and earnings per share are non-GAAP items and exclude amortization of intellectual property, gains and losses from significant investments, impairments, litigation, and business development transactions.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net sales	$759.3	$616.8	$1,456.6	$1,207.1
Cost of sales	202.5	158.6	382.8	294.6

Gross profit	556.8	458.2	1,073.8	912.5

Selling, general, and administrative expenses	228.8	213.9	441.5	416.4
Research and development expenses	112.9	97.5	215.3	183.9
Intellectual property litigation expenses	9.1	1.0	21.3	1.3
Special charges	34.5	—	34.5	—
Interest expenses, net	2.4	1.8	4.8	4.2
Other expenses, net	0.1	1.8	4.1	2.0

Income before provision for income taxes	169.0	142.2	352.3	304.7

Provision for income taxes	42.4	29.5	82.7	68.6

Net income	$126.6	$112.7	$269.6	$236.1

Earnings per share: (A)
Basic	$0.60	$0.52	$1.27	$1.10
Diluted	$0.58	$0.51	$1.24	$1.07

Weighted-average common shares outstanding:(A)
Basic	212.2	215.3	212.6	215.4
Diluted	217.3	219.9	217.6	220.3

Operating Statistics
As a percentage of net sales:
Gross profit	73.3%	74.3%	73.7%	75.6%
Selling, general, and administrative expenses	30.1%	34.7%	30.3%	34.5%
Research and development expenses	14.9%	15.8%	14.8%	15.2%
Income before provision for income taxes	22.3%	23.1%	24.2%	25.2%
Net income	16.7%	18.3%	18.5%	19.6%

Effective tax rate	25.1%	20.7%	23.5%	22.5%

Note: Numbers may not calculate due to rounding.

(A) All share and per share amounts for the prior year were adjusted for the December 11, 2015 two-for-one stock split.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Balance Sheets
(in millions)

	June 30, 2016	December 31, 2015
ASSETS

Current assets
Cash and cash equivalents	$369.9	$718.4
Short-term investments	690.3	506.3
Accounts and other receivables, net	425.8	344.1
Inventories, net	367.6	339.9
Prepaid expenses	50.0	45.1
Other current assets	81.5	94.1
Total current assets	1,985.1	2,047.9

Long-term accounts receivable, net	5.3	3.6
Long-term investments	391.7	379.9
Property, plant, and equipment, net	516.2	482.5
Goodwill	629.4	628.3
Other intangible assets, net	208.7	205.4
Deferred income taxes	188.6	180.5
Other assets	126.4	131.2

Total assets	$4,051.4	$4,059.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued liabilities	$478.2	$476.2

Long-term debt	602.5	599.9
Other long-term liabilities	499.5	480.1

Stockholders’ equity
Common stock	241.0	239.1
Additional paid-in capital	1,020.2	946.8
Retained earnings	3,606.4	3,336.8
Accumulated other comprehensive loss	(178.7)	(182.6)
Treasury stock, at cost	(2,217.7)	(1,837.0)
Total stockholders’ equity	2,471.2	2,503.1

Total liabilities and stockholders’ equity	$4,051.4	$4,059.3

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. The Company uses the term “underlying” when referring to non-GAAP sales information, which excludes foreign exchange fluctuations, adjustments for discontinued and acquired products, and sales return reserves associated with transcatheter heart valve therapy ("THVT") product upgrades; and “adjusted” to also exclude amortization of intellectual property, gains and losses from significant investments, impairments, litigation, and business development transactions. Guidance for sales and sales growth rates is provided on an "underlying basis," and projections for diluted earnings per share, net income and growth, gross profit margin, taxes, and free cash flow are also provided on a non-GAAP basis as adjusted for the items identified below due to the inherent difficulty in forecasting such items. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives. Management does not consider the excluded items or adjustments as part of its day-to-day business or reflective of the core operational activities of the Company as they result from transactions outside the ordinary course of business.

Management considers free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting payments for capital expenditures, which cash can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

THVT Sales Return Reserve and Related Costs - In the first quarter of 2016, the Company recorded a $1.7 million reversal of the sales return reserve ($1.5 million net of related costs) upon delivery of the next-generation THVT products in the United States.   In addition, in the first quarter of 2016, the Company recorded inventory reserves of $1.6 million related to estimated excess THVT inventory expected upon introduction of next-generation THVT products in Japan. In the second quarter of 2015, the Company recorded a net sales return reserve and related costs, primarily related to inventory reserves, of $15.9 million related to estimated THVT product returns expected upon introduction of next-generation THVT products.

Intellectual Property Litigation Expenses - The Company incurred intellectual property litigation expenses of $12.2 million and $0.3 million in the first quarter of 2016 and 2015, respectively, and $9.1 million and $1.0 million in the second quarter of 2016 and 2015, respectively.

Amortization of Intellectual Property - The Company recorded amortization expense of $1.7 million and $1.8 million in the first quarter of 2016 and 2015, respectively, and $1.9 million and $1.7 million in the second quarter of 2016 and 2015, respectively, related to intellectual property.

Purchased In-process Research and Development - The Company recorded a $34.5 million charge in the second quarter of 2016 related to the acquisition of technology for use in its transcatheter heart valve programs.

Foreign Exchange - Fluctuations in exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more meaningful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the "Reconciliation of Sales by Product Group and Region."

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share data)

RECONCILIATION OF GAAP TO ADJUSTED NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Net Income	$126.6	$112.7	$269.6	$236.1
Growth Rate %	12.3%		14.2%

Non-GAAP adjustments: (A)
THVT sales return reserve and related costs	—	15.9	0.1	15.9
Intellectual property litigation expenses	9.1	1.0	21.3	1.3
Amortization of intellectual property	1.9	1.7	3.6	3.5
Purchased in-process research and development	34.5	—	34.5	—

Provision for income taxes
Tax effect on reconciling items (B)	(7.5)	(5.6)	(10.9)	(6.1)
Adjusted Net Income	$164.6	$125.7	$318.2	$250.7
Growth Rate %	30.9%		26.9%

RECONCILIATION OF GAAP TO ADJUSTED DILUTED EARNINGS PER SHARE

GAAP Diluted Earnings Per Share (C)	$0.58	$0.51	$1.24	$1.07
Growth Rate %	13.7%		15.9%

Non-GAAP adjustments: (A), (D)
THVT sales return reserve and related costs	—	0.05	—	0.05
Intellectual property litigation expenses	0.03	—	0.07	—
Amortization of intellectual property	0.01	0.01	0.01	0.02
Purchased in-process research and development	0.14	—	0.14	—
Adjusted Diluted Earnings Per Share	$0.76	$0.57	$1.46	$1.14
Growth Rate %	33.3%		28.1%

Note: Numbers may not calculate due to rounding.

(A)	See description of non-GAAP adjustments on the "Non-GAAP Financial Information" page.

(B)
The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable.

(C)	All per share amounts for the prior year were adjusted for the December 11, 2015 two-for-one stock split.

(D)
All amounts are tax effected, calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
($ in millions)

THVT UNITED STATES UNDERLYING SALES GROWTH

	Three Months Ended June 30,
	2016	2015
THVT United States GAAP Sales	$246.4	$143.7
Adjustment for THVT sales return reserve	—	5.0
THVT United States Underlying Sales	$246.4	$148.7
Underlying Growth Rate %	65.7%

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
($ in millions)

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2016 Adjusted		2015 Adjusted
Sales by Product Group (QTD)	2Q 2016	2Q 2015	Change	GAAP Growth Rate*	Sales Return Reserve	2Q 2016 Underlying Sales	Sales Return Reserve	FX Impact	2Q 2015 Underlying Sales	Underlying Growth Rate *
Transcatheter Heart Valve Therapy	$418.6	$281.4	$137.2	48.7%	$—	$418.6	$5.0	$2.0	$288.4	45.1%
Surgical Heart Valve Therapy	198.7	204.0	(5.3)	(2.6)%	—	198.7	—	1.5	205.5	(3.3)%
Critical Care	142.0	131.4	10.6	8.0%	—	142.0	—	1.7	133.1	6.7%
Total	$759.3	$616.8	$142.5	23.1%	$—	$759.3	$5.0	$5.2	$627.0	21.1%

					2016 Adjusted		2015 Adjusted
Sales by Product Group (YTD)	YTD 2Q 2016	YTD 2Q 2015	Change	GAAP Growth Rate*	Sales Return Reserve	YTD 2Q 2016 Underlying Sales	Sales Return Reserve	FX Impact	YTD 2Q 2015 Underlying Sales	Underlying Growth Rate *
Transcatheter Heart Valve Therapy	$786.4	$549.9	$236.5	43.0%	$(1.7)	$784.7	$5.0	$(1.8)	$553.1	41.9%
Surgical Heart Valve Therapy	394.6	400.9	(6.3)	(1.6)%	—	394.6	—	(1.3)	399.6	(1.3)%
Critical Care	275.6	256.3	19.3	7.5%	—	275.6	—	(0.7)	255.6	7.8%
Total Sales	$1,456.6	$1,207.1	$249.5	20.7%	$(1.7)	$1,454.9	$5.0	$(3.8)	$1,208.3	20.4%

					2016 Adjusted		2015 Adjusted
Sales by Region (QTD)	2Q 2016	2Q 2015	Change	GAAP Growth Rate*	Sales Return Reserve	2Q 2016 Underlying Sales	Sales Return Reserve	FX Impact	2Q 2015 Underlying Sales	Underlying Growth Rate *
United States	$401.5	$302.7	$98.8	32.6%	$—	$401.5	$5.0	$—	$307.7	30.5%
Europe	203.6	181.9	21.7	11.9%	—	203.6	—	—	181.9	11.9%
Japan	79.9	62.3	17.6	28.3%	—	79.9	—	7.8	70.1	14.0%
Rest of World	74.3	69.9	4.4	6.2%	—	74.3	—	(2.6)	67.3	10.4%
International	357.8	314.1	43.7	13.9%	—	357.8	—	5.2	319.3	12.1%
Total	$759.3	$616.8	$142.5	23.1%	$—	$759.3	$5.0	$5.2	$627.0	21.1%

					2016 Adjusted		2015 Adjusted
Sales by Region (YTD)	YTD 2Q 2016	YTD 2Q 2015	Change	GAAP Growth Rate*	Sales Return Reserve	YTD 2Q 2016 Underlying Sales	Sales Return Reserve	FX Impact	YTD 2Q 2015 Underlying Sales	Underlying Growth Rate *
United States	$777.1	$586.2	$190.9	32.6%	$(1.7)	$775.4	$5.0	$—	$591.2	31.2%
Europe	392.1	367.2	24.9	6.8%	—	392.1	—	(4.5)	362.7	8.1%
Japan	146.5	120.4	26.1	21.7%	—	146.5	—	9.3	129.7	13.0%
Rest of World	140.9	133.3	7.6	5.7%	—	140.9	—	(8.6)	124.7	13.0%
International	679.5	620.9	58.6	9.4%	—	679.5	—	(3.8)	617.1	10.1%
Total	$1,456.6	$1,207.1	$249.5	20.7%	$(1.7)	$1,454.9	$5.0	$(3.8)	$1,208.3	20.4%

* Numbers may not calculate due to rounding.